Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 33-98106; 333-120519; 333-156279; 333-152624; 333-160266; 333-167009; 333-174428; 333-195934; 333-217842; 333-224789; and 333-256036) on Form S-8 and (No. 333-293654) on Form S-3 of Radian Group Inc. of our report dated April 16, 2026, with respect to the consolidated financial statements of Inigo Limited, which report appears in the Form 8-K/A of Radian Group Inc. dated April 17, 2026.

/s/ KPMG LLP

London, England

April 17, 2026